EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal First Quarter of 2016 Ended September 30, 2015

SUNNYVALE, Calif., Nov. 5, 2015 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (NASDAQ:AOSL), today reported financial results for the fiscal first quarter of 2016 ended September 30, 2015.

The results for the fiscal first quarter of 2016 ended September 30, 2015 were as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Q1 FY2016	Q4 FY2015	Q1 FY2015
Revenue	$ 81.4	$ 81.5	$ 88.2
Gross Margin	18.5%	17.6%	20.6%
Operating Income (Loss)	$ (0.8)	$ (1.8)	$ 1.8
Net Income (Loss)	$ (2.0)	$ (3.1)	$ 0.6
Income (Loss) Per Share - Diluted	$ (0.09)	$ (0.12)	$ 0.02

On a non-GAAP basis excluding the effect of share-based compensation charges in each of the periods presented, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Q1 FY2016	Q4 FY2015	Q1 FY2015
Revenue	$ 81.4	$ 81.5	$ 88.2
Gross Margin	18.7%	17.8%	20.8%
Operating Income (Loss)	$ —	$ (0.7)	$ 2.9
Net Income (Loss)	$ (1.2)	$ (1.9)	$ 1.7
Income (Loss) Per Share - Diluted	$ (0.05)	$ (0.07)	$ 0.06

"AOS delivered better than expected bottom line driven by favorable product mix despite a below seasonal market demand," said Dr. Mike Chang, AOS chairman and CEO. "We are pleased by the growing demand for our products in key target applications such as Skylake, quick charger and smartphone battery management. This healthy momentum puts us in a good position to benefit from emerging new product cycles.  While our December guidance reflects a sense of caution, we are optimistic about the strength of our new products and design-in pipeline. We remain committed to deliver solid growth and profitability in calendar year 2016."

Business Outlook for Fiscal Q2 Ending December 31, 2015

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $77 million and $81 million.
  GAAP gross margin is expected to be 17.5% plus or minus 1%.
  GAAP operating expenses are expected to be in the range of $15.5 million to $17.5 million.
  Tax expense is expected to be approximately $1.1 million to $1.3 million.

The above projections on GAAP gross margin and GAAP operating expenses include estimated share-based compensation expense of $1.0 million to $1.2 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal first quarter of 2016 ended September 30, 2015 today, November 5, 2015 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com. In addition, a copy of the script of prepared remarks by CEO and CFO at the investor teleconference and webcast is available prior to the call at the Company's investor relations website.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, statements relating to the expected new product cycle, projected amount of revenues, gross margin, operating income/(expenses), tax expenses, net income/(loss), and share-based compensation expenses, expectation with respect to improvement in profit, our recovery progress and competitive position, our ability and strategy to develop new products, expand our sales, revenue and profitability, growth in revenue and market share, seasonality fluctuation in customer demand, the execution of our business plan, and other information under the section entitled "Business Outlook for Fiscal Q2 Ending December 31, 2015". Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 filed on August 27, 2015. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating income/(loss), net income/(loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies.  For example, the term used in this press release, non-GAAP net income/(loss), does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

Revenue	$ 81,439	$ 81,472	$ 88,217
Cost of goods sold	66,378	67,156	70,057
Gross profit	15,061	14,316	18,160
Gross margin	18.5%	17.6%	20.6%

Operating expenses
Research and development	6,164	6,920	6,796
Selling, general and administrative	9,659	9,240	9,604
Total operating expenses	15,823	16,160	16,400
Operating income (loss)	(762)	(1,844)	1,760

Interest income and other, net	11	14	48
Interest expense	(10)	(24)	(73)
Income (Loss) before income taxes	(761)	(1,854)	1,735

Income tax expense	1,214	1,243	1,171
Net income (loss)	$ (1,975)	$ (3,097)	$ 564

Net income (loss) per share
Basic	$ (0.09)	$ (0.12)	$ 0.02
Diluted	$ (0.09)	$ (0.12)	$ 0.02

Weighted average number of common shares used to compute net income (loss) per share
Basic	22,698	26,307	26,385
Diluted	22,698	26,307	27,003

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	September 30, 2015	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$ 72,868	$ 106,085
Restricted cash	196	368
Accounts receivable, net	37,198	38,781
Inventories	61,958	64,175
Deferred income tax assets	2,424	2,205
Other current assets	4,174	4,279
Total current assets	178,818	215,893
Property, plant and equipment, net	117,431	119,579
Intangible assets, net	16	17
Goodwill	269	269
Deferred income tax assets - long term	10,482	10,848
Other long-term assets	1,522	2,011
Total assets	$ 308,538	$ 348,617
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 37,689	$ 44,083
Accrued liabilities	21,225	19,225
Income taxes payable	1,748	1,372
Deferred margin	714	716
Capital leases	714	941
Total current liabilities	62,090	66,337
Income taxes payable - long term	1,614	1,601
Deferred income tax liabilities	3,972	3,548
Capital leases - long term	64	64
Other long term liabilities	902	953
Total liabilities	68,642	72,503
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares, issued and outstanding: none at September 30, 2015 and June 30, 2015	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares, issued and outstanding: 27,411 shares and 22,483 shares, respectively at September 30, 2015 and 27,314 shares and 26,316 shares, respectively at June 30, 2015	55	55
Treasury shares at cost, 4,928 shares at September 30, 2015 and 998 shares at June 30, 2015	(43,833)	(8,593)
Additional paid-in capital	182,203	181,040
Accumulated other comprehensive income	739	905
Retained earnings	100,732	102,707
Total shareholders' equity	239,896	276,114
Total liabilities and shareholders' equity	$ 308,538	$ 348,617

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

U.S. GAAP gross profit	$ 15,061	$ 14,316	$ 18,160

Share-based compensation:
Cost of goods sold	131	174	154
Non-GAAP gross profit	$ 15,192	$ 14,490	$ 18,314
Non-GAAP gross margin	18.7%	17.8%	20.8%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income (Loss) to Non-GAAP Operating Income (Loss)
(in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

U.S. GAAP operating income (loss)	$ (762)	$ (1,844)	$ 1,760

Share-based compensation:
Cost of goods sold	131	174	154
Research and development	193	237	206
Selling, general and administrative	465	760	742
Total share-based compensation	789	1,171	1,102

Non-GAAP operating income (loss)	$ 27	$ (673)	$ 2,862

Alpha and Omega Semiconductor Limited
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

U.S. GAAP net income (loss)	$ (1,975)	$ (3,097)	$ 564

Share-based compensation:
Cost of goods sold	131	174	154
Research and development	193	237	206
Selling, general and administrative	465	760	742
Total share-based compensation	789	1,171	1,102

Non-GAAP net income (loss)	$ (1,186)	$ (1,926)	$ 1,666

Non-GAAP diluted net income (loss) per share	$ (0.05)	$ (0.07)	$ 0.06

Weighted-average number of common shares used in computing non-GAAP net income (loss) per share
Diluted shares	22,698	26,307	27,003
CONTACT: Alpha and Omega Semiconductor Limited
         Investor Relations
         So-Yeon Jeong
         408-789-3172
         investors@aosmd.com